                                                                    EXHIBIT 99.3


                                                   April 3, 2000



TO:  Directors with Deferred Share Accounts

The Annual Meeting of Shareholders of ReliaStar Financial Corp. ("ReliaStar") will be held in the auditorium of 20 Washington Avenue South, Minneapolis, Minnesota, on Thursday, May 11, 2000 at 10:00 a.m. ReliaStar shareholders of record as of March 14, 2000 may vote the shares they held of record on that date.

Under the terms of the ReliaStar Stock Ownership Plan for Nonemployee Directors and the ReliaStar Deferred Compensation Plan for Nonemployee Directors, Directors with deferred share account units may direct Norwest Bank Minnesota, N.A., in its capacity as Trustee of the Directors Compensation Trust, how to vote shares of ReliaStar Common Stock ("Shares") held by the Trust. Shares will be voted in proportion to the deferred share account units credited to a Director's account as of the record date.

Enclosed please find the Notice of Annual Meeting and Proxy Statement and a Voting Instruction Form to be used to record your voting instructions. The number of deferred share units credited to your account(s) on the record date is shown on the Voting Instruction Form. An annual report is being provided under separate cover.

To vote, simply complete and return the Voting Instruction Form, using the enclosed envelope, to Norwest Bank Minnesota, N.A. Your Form must be received before May 2, 2000.

The Trustee will vote those Shares for which no voting instructions are received in its discretion.

If you have any questions, please contact Richard Crowl (612-372-5479) or Susan Bergen (612-342-7502) at ReliaStar.



Norwest Bank Minnesota, N.A.
Trustee of ReliaStar Directors'
Compensation Trust

Encl.

                      COMMON STOCK VOTING INSTRUCTION FORM
                     RELIASTAR DIRECTORS' COMPENSATION TRUST
            RELIASTAR STOCK OWNERSHIP PLAN FOR NONEMPLOYEE DIRECTORS
           AND/OR DEFERRED COMPENSATION PLAN FOR NONEMPLOYEE DIRECTORS
                        Must be received by Norwest Bank
                            no later than May 2, 2000

I hereby instruct Norwest Bank, the Trustee of the ReliaStar Directors' Compensation Trust, to vote my interest in the shares of ReliaStar Common Stock held by the Trust at the close of business on March 14, 2000, at the Annual Meeting of ReliaStar Financial Corp. to be held on May 11, 2000, and at any adjournment thereof, in the manner directed below with respect to the matters described in the accompanying Notice of Annual Meeting and Proxy Statement for said meeting:

1.   Election of directors:
     o  Nominees to 2003 Class:  01 David C. Cox        03 Randy C. James
                                 02 Luella G. Goldberg  04 Richard M. Rompala
     o  Nominee to 2001 Class:   05 David A. Koch

                                       [ ]  Vote FOR      [ ]  Vote WITHHELD
                                            all nominees       from all nominees

 (Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space below.)



2. Proposal to ratify the appointment of Deloitte & Touche LLP as Reliastar's independent public accountants for 2000.

                  [ ] FOR         [ ] AGAINST          [ ] ABSTAIN

I understand that this instruction form must be received by the Trustee by May 2, 2000. I also acknowledge receipt of the proxy materials for the 2000 Annual Meeting.

The Trustee will vote those shares for which no voting instructions are received on the above matters and on any other matters that may properly come before the meeting, and any adjournment thereof, in its discretion.



DATED: __________________                    ___________________________________
                                             Signature of Director
                                             (Please date and sign exactly as
                                             shown on the label.)